UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2017 (July 14, 2016)

Par Pacific Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner Road, Suite 875 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)
(281) 899-4800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
As previously disclosed in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 15, 2016, as amended by its Current Report on Form 8-K/A filed with the SEC on August 29, 2016 (the “Original Form 8-K”), a subsidiary of Par Pacific Holdings, Inc., a Delaware corporation (the “Company”), completed the acquisition (the “WRC Acquisition”) of all of the issued and outstanding units representing the membership interests in Hermes Consolidated, LLC, a Delaware limited liability company doing business as Wyoming Refining Company (“Wyoming Refining Company”), on July 14, 2016.
The Original Form 8-K also provided the historical financial statements of Wyoming Refining Company and the pro forma financial information of the Company required by Item 9.01 of Form 8-K.

The purpose of this Current Report on Form 8-K is to provide additional pro forma financial information of the Company for the year ended December 31, 2016 giving effect to the closing of the WRC Acquisition.
Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

The unaudited condensed combined pro forma financial information of Par Pacific Holdings, Inc. and Subsidiaries for the year ended December 31, 2016 is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

(c)	Shell Company Transactions.
None.

(d)	Exhibits:

99.1+	Unaudited condensed combined pro forma financial information of Par Pacific Holdings, Inc. and Subsidiaries for the year ended December 31, 2016.

+     Filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Pacific Holdings, Inc.

Dated: November 3, 2017	/s/ J. Matthew Vaughn
J. Matthew Vaughn Senior VP and General Counsel